Exhibit 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17317) pertaining to the Employees Retirement Savings Plan and Trust of Grist Mill Co. of our report dated September 22, 1997, with respect to the financial statements and schedules of The Grist Mill Co. Employees Retirement Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended May 31, 1997.

                                                  /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 10, 1997